UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2007

Commission File Number: 0-26594

PLM Equipment Growth & Income Fund VII Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3168838
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 8.01 Other Events

On April 12, 2007, PLM Financial Services Inc., the Trustee of PLM Equipment Growth & Income Fund VII Liquidating Trust (the “Liquidating Trust”), declared a cash distribution of $0.37 per unit of beneficial interest in the Liquidating Trust, payable on April 30, 2007 to beneficial interest holders of record of the Liquidating Trust as of April 12, 2007. The total amount to be distributed will be $1.9 million of which $0.1 million will be distributed to the Trustee, reflecting its beneficial interest in the Liquidating Trust, and $1.8 million will be distributed to other holders of beneficial interest in the Liquidating Trust. Effective upon such distribution, the Liquidating Trust will be terminated.

Except as described herein, the Liquidating Trust has now liquidated all of its assets and paid or reserved for all of its known or expected liabilities.

Approximately $100,000 of the Liquidating Trust’s cash (approximately $0.02 per unit of beneficial interest) is being retained by the Liquidating Trustee of the Liquidating Trust as a reserve for costs and any other liabilities arising after the Liquidating Trust’s termination. Such costs may include those relating to storage and records retention, responding to investor inquiries, property taxes, legal fees, accounting fees or other miscellaneous expenses. After a maximum of three years, any remaining cash will be distributed to the beneficial interest unit holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth & Income Fund VII Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
       Richard K Brock
       Chief Financial Officer

Date: April 12, 2007

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